UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 28, 2017

ALLIED MOTION TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-04041	84-0518115
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

495 Commerce Drive, Suite 3

Amherst, New York 14228

(Address of Principal Executive Offices, including zip code)

(716) 242-8634

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 28, 2017, Allied Motion Technologies Inc. (the “Company”) entered into an Amendment to Employment Agreement and Change of Control Agreement (the “Amendment”) with Richard S. Warzala, Chief Executive Officer and President, which amends Mr. Warzala’s Amended and Restated Employment Agreement dated March 22, 2016 (the “Employment Agreement”) and the letter agreement between Mr. Warzala and the Company dated December 22, 2008 (the “CIC Agreement”).  The following description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is included with this Form 8-K as Exhibit 10.1.

The Compensation Committee of the Board of Directors (the “Committee”) determined that it was appropriate and in the best interests of the Company and its shareholders to enter into the Amendment to encourage further  implementation and execution of the strategic plan developed by Mr. Warzala and his management team.  The Employment Agreement had a year to year term prior to the Amendment, and the Committee believes the Company’s entry into the Amendment will enhance the stability of its leadership team and reasonably incentivize Mr. Warzala to achieve the goals of our strategic plan and work effectively with the Board on CEO succession, both of which are designed to create long-term value for our shareholders.

Unless terminated earlier in accordance with its terms, the Employment Agreement as modified by the Amendment will remain effective until January 2, 2021.  The Employment Agreement can be extended for one-year terms by mutual agreement.  The consequences of termination of employment under the Amendment depend on the circumstances of the termination.

The Amendment modifies the payments and benefits to which Mr. Warzala is entitled as follows:

•                  Makes it clear that in the event Mr. Warzala’s employment is terminated with cause, the Company has no obligation to pay him unearned compensation or further benefits.

•                  Provides Mr. Warzala with certain  benefits in the event that he retires on or after January 2, 2021 by giving the Company at least 120 days’ prior notice.

•                  Provides Mr. Warzala with the right to terminate his employment with “Good Reason” other than after a change in control of the Company (as defined in the CIC Agreement).

•                  Removes the tax “gross-up” from the CIC Agreement.

Under the Employment Agreement as modified by the Amendment, if Mr. Warzala is terminated for cause or due to his voluntary resignation (other than a termination for Good Reason), the Company would have no further obligation to pay any unearned compensation or to provide any future benefits to him.

If Mr. Warzala is involuntarily terminated without cause or he terminates his employment for Good Reason, the Employment Agreement as modified by the Amendment would entitle him to:

•                  an amount equal to his then-current base salary payable in cash over a 12-month period.

•                  a cash payment equal to 90% of Base Salary in lieu of a bonus for the year in which termination occurs.

•                  continued coverage under the Company’s benefit plans for one year following termination.

•                  Immediate vesting of all of his outstanding equity grants and awards that vest on the basis of the passage of time only (“Time Based Awards”) or that vest on the basis of performance criteria (“Performance-Based Awards”) that have been earned but are still subject to time-based vesting and, prorated vesting of his unvested Performance-Based Awards.

If Mr. Warzala’s employment terminates as a result of his death or disability, in addition to the benefits under the Employment Agreement, the Amendment would entitle him to:

•                  a cash payment equal to a prorated portion of the target bonus that he would have earned for the fiscal year in which the termination occurred had such termination not occurred;

•                  Immediate vesting of all of his outstanding Time Based Awards or Performance-Based Awards that have been earned but are still subject to time-based vesting,  and prorated vesting of his unvested Performance-Based Awards.

If Mr. Warzala’s employment terminates as a result of his retirement on or after January 2, 2021, the Amendment would entitle him to:

•                  a cash payment equal to a prorated portion of the target bonus that he would have earned for the fiscal year in which the termination occurred had such termination not occurred; and

•                  Immediate vesting of his Time-Based Awards and or Performance-Based Awards that have been earned but are still subject to time-based vesting outstanding on the date of retirement.

The Amendment also eliminates the obligation of the Company to reimburse Mr. Warzala for the amount of any excise tax imposed under Section 4999 of the Internal Revenue Code as the result of any payments that constitute “excess parachute payments” under Section 280G of the Internal Revenue Code and to “gross up” such payments.  Under the Amendment, if any payment or benefit that Mr. Warzala  would receive from the Company or otherwise constitute  “parachute payments,” such payments and benefits will be reduced to the extent necessary that would generate no excise tax liability, unless Mr. Warzala would be in a better net after-tax position without any such reduction, in which case the payments and benefits will not be reduced.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Amendment to Employment Agreement and Change in Control Agreement dated December 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2018

ALLIED MOTION TECHNOLOGIES INC.

	By:	/s/ Michael R. Leach
Michael R. Leach
Chief Financial Officer